Exhibit 8(c)

Schedule B

BLACKROCK FUNDSSM

BlackRock Advantage Emerging Markets Fund
BlackRock Advantage International Fund
BlackRock Advantage Large Cap Growth Fund
BlackRock Advantage Small Cap Core Fund
BlackRock Advantage Small Cap Growth Fund
BlackRock All-Cap Energy & Resources Portfolio
BlackRock China A Opportunities Fund
BlackRock Commodity Strategies Fund
BlackRock Cayman Commodity Strategies Fund, Ltd.
BlackRock Emerging Markets Equity Strategies Fund
BlackRock Energy & Resources Portfolio
BlackRock Exchange Portfolio
BlackRock Global Long/Short Equity Fund
BlackRock Health Sciences Opportunities Portfolio
BlackRock High Equity Income Fund
BlackRock Impact U.S. Equity Fund
BlackRock International Dividend Fund
BlackRock Mid-Cap Growth Equity Portfolio
BlackRock Money Market Portfolio
BlackRock Real Estate Securities Fund
BlackRock Short Obligations Fund
BlackRock Tactical Opportunities Fund
BlackRock Technology Opportunities Fund
BlackRock Total Emerging Markets Fund
BlackRock Cayman Emerging Market Allocation Fund, Ltd.
BlackRock Total Factor Fund
BlackRock Cayman Strategic Risk Allocation Fund, Ltd.

BLACKROCK FUNDS II

BlackRock 20/80 Target Allocation Fund
BlackRock 40/60 Target Allocation Fund
BlackRock 60/40 Target Allocation Fund
BlackRock 80/20 Target Allocation Fund
BlackRock Dynamic High Income Portfolio
BlackRock Global Dividend Portfolio
BlackRock LifePath® Smart Beta 2020 Fund
BlackRock LifePath® Smart Beta 2025 Fund
BlackRock LifePath® Smart Beta 2030 Fund
BlackRock LifePath® Smart Beta 2035 Fund
BlackRock LifePath® Smart Beta 2040 Fund
BlackRock LifePath® Smart Beta 2045 Fund
BlackRock LifePath® Smart Beta 2050 Fund
BlackRock LifePath® Smart Beta 2055 Fund
BlackRock LifePath® Smart Beta 2060 Fund
BlackRock LifePath® Smart Beta 2065 Fund
BlackRock LifePath® Smart Beta Retirement Fund
BlackRock Managed Income Fund
BlackRock Multi-Asset Income Portfolio

BLACKROCK FUNDS IV

BlackRock Global Long/Short Credit Fund
BlackRock Impact Bond Fund
BlackRock Systematic Multi-Strategy Fund

BLACKROCK FUNDS V

BlackRock Core Bond Portfolio
BlackRock Credit Strategies Income Fund
BlackRock Emerging Markets Bond Fund
BlackRock Emerging Markets Flexible Dynamic Bond Portfolio
BlackRock Floating Rate Income Portfolio
BlackRock GNMA Portfolio
BlackRock High Yield Bond Portfolio
BlackRock Inflation Protected Bond Portfolio
BlackRock Low Duration Bond Portfolio
BlackRock Strategic Income Opportunities Portfolio
BlackRock U.S. Government Bond Portfolio

Schedule B, dated                      ,